Exhibit 10.1

Golub Capital BDC 3, Inc.

200 Park Avenue, 25th Floor

New York, New York 10166

Re: Investment Advisory Agreement between Golub Capital BDC 3, Inc. and GC Advisors LLC

This waiver letter agreement (this “Waiver Letter”) to the Investment Advisory Agreement, dated as of September 29, 2017 (the “Investment Advisory Agreement”), by and between Golub Capital BDC 3, Inc., a Maryland corporation (the “Corporation”), and GC Advisors LLC, a Delaware limited liability company (the “Adviser”), is made this 16th day of January, 2024.

In connection with that certain Agreement and Plan of Merger, dated as of January 16, 2024, by and among the Corporation, Golub Capital BDC, Inc., Park Avenue Subsidiary Inc., the Adviser and Golub Capital LLC (the “Merger Agreement”), pursuant to this Waiver Letter, the Adviser hereby agrees to waive any Subordinated Liquidation Incentive Fees due from the Corporation to the Adviser for the periods ending on or prior to the earlier of (i) the date of the termination of the Investment Advisory Agreement as contemplated by the Merger Agreement or (ii) the date of the termination of the Merger Agreement. Terms used but not defined herein shall have the meanings assigned to them in the Investment Advisory Agreement.

No waiver of any provision of this Waiver Letter, nor consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by a duly authorized officer of the party to be charged with the waiver or consent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

This Waiver Letter and the Investment Advisory Agreement contain the entire agreement of the parties and supersede all prior agreements, understandings and arrangements with respect to the subject matter hereof and thereof. This Waiver Letter shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”). To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

This Waiver Letter may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

[Remainder of Page Intentionally Blank]

Very truly yours,

GC ADVISORS LLC

By:	/s/ David B. Golub
Name:	David B. Golub
Title:	President

ACKNOWLEDGED AND AGREED:

GOLUB CAPITAL BDC 3, INC.

By:	/s/ David B. Golub
Name:	David B. Golub
Title:	President and Chief Executive Officer

[Signature Page to Subordinated Liquidation Incentive Fee Waiver Letter]